Exhibit 99.1

KATE SPADE & COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS AND PROVIDES 2016 GUIDANCE

•                 Direct-to-consumer comparable sales growth of 14% for the fourth quarter and 13% for the full year 2015

•                 Net sales increase of 14% for the quarter and 21% for the full year, adjusting for previously announced wind-down operations and excluding certain non-comparable items in 2014; on a reported basis, net sales increase of 8% for the quarter and 9% for the full year

•                 Fourth quarter Adjusted EBITDA of $97 million, or 23% of sales, and full year Adjusted EBITDA of $203 million, or 17% of sales, each excluding wind-down operations, ahead of 2015 guidance

•                 Adjusted diluted earnings per share of $0.32 for the quarter and $0.50 for the full year, excluding wind-down operations

NEW YORK, NY – MARCH 1, 2016 – Kate Spade & Company (NYSE:KATE) today announced results for the fourth quarter and full year ended January 2, 2016.

Net sales for the fourth quarter of 2015, excluding sales for wind-down operations, were $428 million, an increase of $52 million, or 13.9% compared to the fourth quarter of 2014, adjusting 2014 net sales for wind-down operations and excluding the impacts of changes in foreign currency exchange rates and 2015 strategic initiatives.  Refer to the table entitled “Reconciliation of Non-GAAP Net Sales Information” for a reconciliation from GAAP results.

Reported net sales for the fourth quarter of 2015 were $429 million, an increase of $30 million, or 7.6%, from the comparable 2014 period.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said: “In 2015, we became a stronger, refocused Kate Spade & Company. We made significant progress along our two axes of growth - product category and geographic expansion - introducing 14 new product categories and entering 8 new countries. Our results reflect our success, with sales growth of 21% on a pro forma basis over last year. In addition, our quality of sale efforts are successfully fueling brand aspiration and our channel-agnostic approach was a key driver of growth both during the fourth quarter and throughout 2015. We will continue to prioritize these important points of differentiation in 2016.”

Mr. Leavitt concluded: “Looking ahead, we will harness the powerful momentum we created in 2015 to drive Kate Spade & Company’s growth across our four category pillars - women’s, men’s, children’s and home. As we enter 2016, we are well-positioned for sustainable long-term growth.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, added: “We are very pleased with our full year performance for 2015, particularly our industry leading comparable sales growth of 13% and robust Adjusted EBITDA margin expansion of 380 basis points, positioning us well to achieve our Adjusted EBITDA margin target of 18-20% in 2016. We have worked diligently over the past two years to achieve margin expansion and are in a solid position as a global, multi-channel lifestyle brand poised to generate strong double-digit growth on both our top and bottom line in the year ahead.”

For the fourth quarter of 2015 on a GAAP basis, income from continuing operations was $62 million, or $0.48 per diluted share, compared to $126 million, or $0.99 per diluted share (which included a benefit of $88 million resulting from the reversal of income tax reserves, due to the expiration of the related statutes of limitations), for the fourth quarter of 2014. Adjusted diluted earnings per share from continuing operations in the fourth quarter of 2015 were $0.32, compared to $0.24 in the fourth quarter of 2014.

For the full year 2015, the Company reported income from continuing operations of $22 million, or $0.17 per diluted share, compared to income from continuing operations for the full year 2014 of $77 million, or $0.60 per diluted share (which included a net benefit of $87 million resulting from the reversal of income tax reserves, due to the expiration of the related statutes of limitations).  Reported net sales for the full year 2015 were $1.243 billion, an increase of $104 million, or 9.1%, from 2014.  Adjusted diluted earnings per share from continuing operations in 2015 were $0.48 compared to $0.25 in 2014.  Net sales for 2015, excluding sales for wind-down operations, were $1.215 billion, an increase of $208 million, or 20.6% compared to 2014, adjusting 2014 net sales for wind-down operations and excluding the impacts of the 53rd week, changes in foreign currency exchange rates and 2015 strategic initiatives.  Adjusted EBITDA, excluding the previously announced wind-down operations in 2015 was $203 million for 2015.

The Company will host a conference call at 8:30 a.m. Eastern time today to discuss its results for the fourth quarter 2015. The dial-in number is 1-888-694-4676 with pass code 38819191. The webcast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-K for the full year 2015, to be filed with the Securities and Exchange Commission.

The Company determined that the Kate Spade Saturday, Jack Spade, Kate Spade Brazil and Adelington Design Group initiatives did not represent a strategic shift in the Company’s operations and therefore did not present these activities as discontinued operations.

Adjustments to net sales for wind-down operations include net sales for Kate Spade Saturday, Jack Spade brick and mortar locations, Kate Spade Brazil and brand exits in the Adelington Design Group segment in both periods. In addition to those items, the impacts of the 53rd week, changes in foreign currency exchange rates and strategic initiatives, including quality of sale and the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture are adjusted in 2014.  Refer to the table entitled “Reconciliation of Non-GAAP Net Sales Information” for a reconciliation from GAAP results.

The adjusted results for the fourth quarter 2015 and 2014 exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives (such as severance costs, contract termination costs, asset write-downs and other costs) and brand-exiting activities, acquisition related costs, impairment of intangible assets in 2014, loss on settlement of note receivable and loss on extinguishment of debt. The adjusted results for 2015 also exclude a $26 million charge related to the termination of certain contracts with the Company’s former joint venture partner in Kate Spade China Co., Ltd. The Company believes that the adjusted results for such periods represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. In addition to those items, the Company presents its 2015 adjusted results further adjusted to exclude the adjusted results of wind-down operations (Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and brand exits in the Adelington Design Group segment). The Company believes that the adjusted results excluding wind-down operations provide a meaningful presentation of its 2015 results on a go-forward basis. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. The Company presents Adjusted EBITDA, which it defines as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals, loss on settlement of note receivable, loss on extinguishment of debt, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction adjustments, net. The Company presents the above-described Adjusted EBITDA measures because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.  The Company also presents Adjusted EBITDA Excluding Wind-Down Operations, which the Company defines as Adjusted EBITDA further adjusted to remove the Adjusted EBITDA of Kate Spade Saturday, Jack Spade brick and mortar, Kate Spade Brazil and the brand exits in the Adelington Design Group segment.  The Company believes this Adjusted EBITDA measure provides a meaningful presentation of its 2015 results on a go-forward basis.

FOURTH QUARTER RESULTS

Overall Results

Net sales for the fourth quarter of 2015, excluding sales for wind-down operations, were $428 million, an increase of $52 million, or 13.9% compared to the fourth quarter of 2014, adjusting 2014 net sales for wind-down operations and excluding the impacts of changes in foreign currency exchange rates and the 2015 strategic initiatives.  Reported net sales for the fourth quarter of 2015 were $429 million, an increase of $30 million, or 7.6%, from the comparable 2014 period. Fourth quarter 2015 direct-to-consumer comparable sales growth was 14%, or 9% excluding eCommerce.  Comparable sales per square foot for kate spade new york stores were $1,588 for the latest twelve months, compared to $1,504 for the twelve month period ended October 3, 2015.

Gross profit as a percentage of net sales was 60.3%, excluding the impact of wind-down operations, and 60.2% on a reported basis, for the fourth quarter of 2015.  Gross profit as a percentage of net sales was 59.7% for the fourth quarter 2014, excluding an $8 million inventory write down resulting from discontinuing Kate Spade Saturday as a standalone business and the change in the Jack Spade business model.  Including these charges, gross margin as a percentage of sales was 57.8% in the fourth quarter of 2014.

Selling, general & administrative expenses were $182 million, or 42.4% of net sales, excluding the results of wind-down operations and expenses associated with streamlining activities.  On a reported basis, selling, general and administrative expenses increased to $184 million, or 43.0% of net sales in the fourth quarter of 2015, compared to $182 million, or 45.6% of net sales in the fourth quarter of 2014.

Interest expense, net increased to $5 million in the fourth quarter of 2015, compared to $2 million in the fourth quarter of 2014, primarily reflecting the absence of interest income related to the Lucky Brand Note which was settled in the first quarter of 2015.

Net Debt decreased to $104 million at the end of the fourth quarter of 2015 from $227 million at the end of the fourth quarter of 2014.

Segment Highlights

Net sales and Segment Adjusted EBITDA for our reportable segments are provided below.

Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments.  The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income (loss) to its reportable segments, other than adjusted equity income (loss) in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Kate Spade North America

Kate Spade North America net sales for the fourth quarter of 2015, excluding sales for wind-down operations, were $371 million, an increase of $48 million, or 14.9% compared to the fourth quarter of 2014, adjusting for wind-down operations and excluding the impacts of changes in foreign currency exchange rates and quality of sale initiatives in 2014.  Reported net sales for the fourth quarter of 2015 were $371 million, an increase of $45 million, or 13.6%, from the comparable 2014 period.

Store counts and key operating metrics for kate spade new york stores are as follows:

—        We ended the quarter with 104 specialty retail stores and 64 outlet stores, reflecting the net addition over the last 12 months of 11 specialty retail stores and 7 outlet stores;  and

—        Average retail square footage in the fourth quarter of 2015 was approximately 377 thousand square feet, a 10.9% increase compared to 2014.

Kate Spade North America Segment Adjusted EBITDA both Excluding and Including Wind-Down Operations was $91 million (24.5% of net sales) for the fourth quarter of 2015 compared to $73 million (22.5% of net sales) for the fourth quarter of 2014.

Kate Spade International

Kate Spade International net sales for the fourth quarter of 2015, excluding sales for wind-down operations, were $51 million, an increase of $8 million, or 18.7% compared to the fourth quarter of 2014, adjusting for wind-down operations and excluding the impact of the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture and changes in foreign currency exchange rates in 2014. Reported net sales for the fourth quarter of 2015 were $52 million, a decrease of $8 million, or 13.3%, from the comparable 2014 period.

Store counts and key operating metrics are as follows:

—        We ended the quarter with 22 kate spade new york specialty retail stores, 52 concessions and 13 outlet stores, reflecting the net reduction over the last 12 months of 10 specialty retail stores and one outlet store, including the conversion of 6 specialty retail stores, 3 concessions and 1 outlet store totaling 11 thousand square feet in Hong Kong, Macau and Taiwan to a joint venture; and

—        Average retail square footage for Japan and Europe in the fourth quarter of 2015 was approximately 77 thousand square feet, a 12.3% increase compared to 2014.

Kate Spade International Segment Adjusted EBITDA Excluding Wind-Down Operations was $5 million (9.1% of net sales) for the fourth quarter of 2015.  Kate Spade International Segment Adjusted EBITDA, including results of wind-down operations, was $4 million (8.6% of net sales) for the fourth quarter of 2015 compared to $1 million (1.2% of net sales) for the fourth quarter of 2014.

Adelington Design Group

Adelington Design Group net sales for the fourth quarter of 2015 were $6 million, a decrease of $4 million or 40.3% adjusting for wind-down operations in 2014.  Reported net sales were $6 million, a 52.8% decrease compared to 2014.

Adelington Design Group Segment Adjusted EBITDA Excluding Wind-Down Operations was $1 million (26.6% of net sales) in the fourth quarter of 2015.  Segment Adjusted EBITDA was $2 million (32.3% of net sales) in the fourth quarter of 2015 and $3 million (26.1% of net sales) in the fourth quarter of 2014.

2016 GUIDANCE

Net Sales	$1.385B – $1.410B
Adjusted EBITDA *	$257M – $282M
Diluted Earnings Per Share **	$0.70 – $0.80
DTC Comparable Sales Growth	low to mid-teens growth
Capital Expenditures	$65M – $70M
Planned Net New Store Openings (Company Owned & Partners)	~40 – 45
2015 Year End NOL Balance	$739M

*Adjusted EBITDA, as presented in the Company’s 2016 guidance, excludes depreciation and amortization, losses on asset disposals and impairments, non-cash share-based compensation expense, income tax provision (benefit), interest expense, net and unrealized and certain and realized foreign currency gains (losses).

** Diluted earnings per share estimated using a normalized tax rate of 40%.

The Company expects to report first quarter 2016 financial results on Wednesday, May 4, 2016.

ABOUT KATE SPADE & COMPANY

Kate Spade & Company (NYSE: KATE) operates principally under two global, multichannel lifestyle brands: kate spade new york and Jack Spade.  The Company’s four category pillars – women’s, men’s, children’s and home – span demographics, genders and geographies. Known for crisp color, graphic prints and playful sophistication, kate spade new york aims to inspire a more interesting life.  The kate spade new york collection includes the Madison Avenue, Broome Street and on purpose labels.  Jack Spade offers a timeless and versatile assortment of bags, sportswear and tailored clothing founded on the aesthetic of simple, purposeful design.  The Company also owns Adelington Design Group, a private brand jewelry design and development group.  Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, which could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation: our ability to successfully implement our long-term strategic plans; general economic conditions in the United States, Asia, Europe, Canada and other parts of the world; our exposure to currency fluctuations; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; changes in the cost of raw materials, occupancy, labor, advertising and transportation which could impact prices of our products; our ability to expand into markets outside of the US, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; our ability to maintain targeted profit margins and levels of promotional activity; our ability to optimize our product offerings, in order to anticipate and timely respond to constantly changing consumer demands, tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; issues related to our current level of debt, including an inability to pursue certain business strategies because of the restrictive covenants in the agreements governing our debt and our potential inability to obtain the capital resources needed to operate and grow our business; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; our ability to expand our retail footprint with profitable store locations; our ability to implement operational improvements and realize economies of scale in finished product and raw material costs in connection with growth in our business; our ability to expand into new product categories; our ability to successfully implement our marketing initiatives; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third party eCommerce platforms and operations; risks associated with data security, including privacy breaches; risks associated with credit card fraud and identity theft; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our reliance on independent foreign manufacturers, including the risk of their failure to comply with legal requirements or our policies regarding applicable safety standards or labor practices; risks associated with having a buying/sourcing agreement which results in a single third party foreign buying/sourcing agent for a significant portion of our apparel products and transitioning buying/sourcing  activities for our non-apparel products to an in-house model; risks associated with our arrangement to operate our leased Ohio distribution facility with a third party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses and operating under a third party arrangement; risks associated with the various businesses we have disposed; risks associated with severe weather, natural disasters, public health crises, war, terrorism or other catastrophic events; a variety of legal, regulatory, political, labor and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, to be filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement Regarding Forward-Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Priya Trivedi, Vice President, Finance & Treasurer, Kate Spade & Company, 201.295.6110, ptrivedi@katespade.com

Media Contact:

Emily Garbaccio, Vice President, Communications, Kate Spade & Company, 212.739.6552, egarbaccio@katespade.com

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(All amounts in thousands, except per common share data)

	Three Months Ended		Three Months Ended
	January 2, 2016	% of	January 3, 2015	% of
	(13 Weeks)	Sales	(13 Weeks)	Sales

Net Sales	$428,958	100.0%	$398,574	100.0%
Cost of goods sold	170,870	39.8%	168,350	42.2%
Gross Profit	258,088	60.2%	230,224	57.8%
Selling, general & administrative expenses	184,427	43.0%	181,767	45.6%
Impairment of intangible asset	-	-	1,533	0.4%
Operating Income	73,661	17.2%	46,924	11.8%
Other expense, net	(6,359)	(1.5)%	(2,316)	(0.6)%
Interest expense, net	(5,170)	(1.2)%	(1,993)	(0.5)%
Income Before Provision (Benefit) for Income Taxes	62,132	14.5%	42,615	10.7%
Provision (benefit) for income taxes	624	0.1%	(83,879)	(21.0)%
Income from Continuing Operations	61,508	14.3%	126,494	31.7%
Discontinued operations, net of income taxes	(44)		30
Net Income	$61,464		$126,524

Earnings per Share:
Basic
Income from Continuing Operations	$0.48		$0.99
Net Income	$0.48		$0.99

Diluted
Income from Continuing Operations	$0.48		$0.99
Net Income	$0.48		$0.99

Weighted Average Shares, Basic	127,703		127,160
Weighted Average Shares, Diluted	128,267		127,741

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(All amounts in thousands, except per common share data)

	Twelve Months Ended		Twelve Months Ended
	January 2, 2016	% of	January 3, 2015	% of
	(52 Weeks)	Sales	(53 Weeks)	Sales

Net Sales	$1,242,720	100.0%	$1,138,603	100.0%
Cost of goods sold	488,613	39.3%	458,332	40.3%
Gross Profit	754,107	60.7%	680,271	59.7%
Selling, general & administrative expenses	687,709	55.3%	645,266	56.7%
Impairment of intangible asset	-	-	1,533	0.1%
Operating Income	66,398	5.3%	33,472	2.9%
Other expense, net	(11,137)	(0.9)%	(4,033)	(0.4)%
Loss on settlement of note receivable	(9,873)	(0.8)%	-	-
Loss on extinguishment of debt	-	-	(16,914)	(1.5)%
Interest expense, net	(19,152)	(1.5)%	(20,178)	(1.8)%
Income (Loss) Before Provision (Benefit) for Income Taxes	26,236	2.1%	(7,653)	(0.7)%
Provision (benefit) for income taxes	4,528	0.4%	(84,379)	(7.4)%
Income from Continuing Operations	21,708	1.7%	76,726	6.7%
Discontinued operations, net of income taxes	(4,621)		82,434
Net Income	$17,087		$159,160

Earnings per Share:
Basic
Income from Continuing Operations	$0.17		$0.61
Net Income	$0.13		$1.26

Diluted
Income from Continuing Operations	$0.17		$0.60
Net Income	$0.13		$1.25

Weighted Average Shares, Basic	127,634		126,264
Weighted Average Shares, Diluted	128,222		127,019

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	January 2, 2016	January 3, 2015
Assets
Current Assets:
Cash and cash equivalents	$297,851	$184,044
Accounts receivable - trade, net	96,850	90,091
Inventories, net	191,879	158,241
Other current assets	35,134	42,124
Total current assets	621,714	474,500

Property and Equipment, Net	173,963	174,072
Goodwill	48,730	64,798
Intangibles, Net	86,288	90,327
Note Receivable	-	88,976
Other Assets	49,666	33,665
Total Assets	$980,361	$926,338

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	$4,514	$10,459
Other current liabilities	262,662	242,336
Total current liabilities	267,176	252,795

Long-Term Debt	397,043	400,284
Other Non-Current Liabilities	70,921	73,648
Stockholders’ Equity	245,221	199,611
Total Liabilities and Stockholders’ Equity	$980,361	$926,338

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Twelve Months Ended
	January 2, 2016	January 3, 2015
	(52 Weeks)	(53 Weeks)

Cash Flows from Operating Activities:
Net income	$17,087	$159,160
Adjustments to arrive at income from continuing operations	4,621	(82,434)
Income from continuing operations	21,708	76,726

Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	49,937	54,438
Impairment of intangible asset	-	1,533
Loss on asset disposals and impairments, including streamlining initiatives, net	13,600	13,063
Deferred income taxes	474	(350)
Share-based compensation	25,577	37,270
Loss on settlement of note receivable	9,873	-
Loss on extinguishment of debt	-	16,914
Foreign currency transaction losses, net	4,845	6,535
Equity losses of equity investees	6,694	2,583
Other, net	(281)	(13)
Changes in assets and liabilities:
Increase in accounts receivable - trade, net	(7,540)	(27,643)
Increase in inventories, net	(42,540)	(21,903)
Decrease (increase) in other current and non-current assets	5,597	(12,840)
Increase (decrease) in accounts payable	23,911	(9,681)
Increase (decrease) in accrued expenses and other non-current liabilities	7,773	(9,006)
Increase (decrease) in income taxes payable	912	(83,062)
Net cash used in operating activities of discontinued operations	(14,964)	(30,200)
Net cash provided by operating activities	105,576	14,364

Cash Flows from Investing Activities:
Proceeds from sales of property and equipment	816	-
Purchases of property and equipment	(55,084)	(93,609)
Payments for purchases of businesses	-	(32,268)
Proceeds from sales of joint venture interests, net	17,621	-
Payment for joint venture interest	(10,000)	-
Payments for in-store merchandise shops	(5,123)	(6,344)
Net proceeds from settlement of note receivable	75,128	-
Investments in and advances to equity investees	(5,000)	(2,400)
Other, net	276	17
Net cash provided by investing activities of discontinued operations	634	137,759
Net cash provided by investing activities	19,268	3,155

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	2,000	8,411
Repayment of borrowings under revolving credit agreement	(8,000)	(4,960)
Proceeds from issuance of Term Loan	-	398,000
Repayment of Senior Notes	-	(390,693)
Repayment of Term Loan	(3,000)	(2,000)
Principal payments under capital lease obligations	(459)	(410)
Proceeds from exercise of stock options	2,464	41,949
Payment of deferred financing fees	(1,473)	(9,712)
Net cash (used in) provided by financing activities	(8,468)	40,585

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2,569)	(4,282)

Net Change in Cash and Cash Equivalents	113,807	53,822
Cash and Cash Equivalents at Beginning of Year	184,044	130,222
Cash and Cash Equivalents at End of Year	$297,851	$184,044

KATE SPADE & COMPANY

SEGMENT REPORTING

(Dollars in thousands)

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended January 2, 2016 (13 Weeks)
KATE SPADE North America	$371,314	$91,027	24.5%
KATE SPADE International (b)	52,095	4,482	8.6%
Adelington Design Group	5,549	1,795	32.3%
Total	$428,958

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended January 3, 2015 (13 Weeks)
KATE SPADE North America	$326,745	$73,395	22.5%
KATE SPADE International (b)	60,070	729	1.2%
Adelington Design Group	11,759	3,072	26.1%
Other (c)	-	(255)	-
Total	$398,574

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Twelve Months Ended January 2, 2016 (52 Weeks)
KATE SPADE North America	$1,031,123	$177,593	17.2%
KATE SPADE International (b)	188,151	17,697	9.4%
Adelington Design Group	23,446	4,523	19.3%
Total	$1,242,720

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Twelve Months Ended January 3, 2015 (53 Weeks)
KATE SPADE North America	$891,766	$143,009	16.0%
KATE SPADE International (b)	213,582	810	0.4%
Adelington Design Group	33,255	4,092	12.3%
Other (c)	-	(940)	-
Total	$1,138,603

___________________

(a)        Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; (iii) losses on asset disposals and impairments; and (iv) a $26,000 charge in the twelve months ended January 2, 2016 to terminate contracts with the Company’s former joint venture partner in China.  The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income to its reportable segments, other than adjusted equity loss in its equity method investees. Refer to the tables entitled “Reconciliation of Non-GAAP Financial Information” for further information.

(b)         Amounts include equity in the adjusted losses of equity method investees of $1,286 and $1,225 for the three months ended January 2, 2016 and January 3, 2015, respectively, and $4,872 and $2,583 for the twelve months ended January 2, 2016 and January 3, 2015, respectively.

(c)        Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives (b)	Adjusted Results	Results of Wind-Down Operations (c)	Adjusted Results (Excluding Wind- Down Operations) (d)
Three Months Ended January 2, 2016 (13 Weeks)
Total Net Sales	$428,958		$428,958	$(1,153)	$427,805
KATE SPADE North America	371,314		371,314	89	371,403
KATE SPADE International	52,095		52,095	(1,242)	50,853
Adelington Design Group	5,549		5,549		5,549

Gross Profit	258,088		258,088	(262)	257,826

SG&A	184,427	$(2,573)	181,854	(259)	181,595

Operating Income	$73,661	$2,573	$76,234	$(3)	$76,231

Other expense, net	(6,359)	5,304	(1,055)		(1,055)
Interest expense, net	(5,170)		(5,170)		(5,170)
Provision for income taxes (e)	624	27,809	28,433	(1)	28,432
Income from Continuing Operations	$61,508	$(19,932)	$41,576	$(2)	$41,574

Basic Earnings per Common Share from Continuing Operations	$0.48		$0.33		$0.33
Diluted Earnings per Common Share from Continuing Operations (f)	$0.48		$0.32		$0.32

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$76,234	$(3)	$76,231
Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			16,219		16,219
Share-based compensation, net			6,137		6,137
Other expense, net (h)			(1,155)		(1,155)
Adjusted EBITDA			$97,435	$(3)	$97,432

KATE SPADE North America			$91,027	$143	$91,170
KATE SPADE International (i)			4,482	171	4,653
Adelington Design Group			1,795	(317)	1,478
Other (j)			131		131
Adjusted EBITDA			$97,435	$(3)	$97,432

_______________

(a)            Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)            Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $2,370; and (ii) store closure, other brand-exiting and acquisition related costs of $203.

(c)            Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)            Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands.  This is presented in order to provide adjusted results on the same basis as the Company’s 2015 guidance.

(e)            Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.4 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(f)             Adjusted diluted earnings per share for the three months ended January 2, 2016 are based on 128,267 shares outstanding.

(g)            Excludes amortization included in Interest expense, net.

(h)            Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $3,908 and restructuring charges of $1,296 included in equity in the losses of equity method investees.

(i)             Amounts include equity in the adjusted losses of equity method investees of $1,286.

(j)             Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $3,908 and equity in the losses of equity method investees of $2,582.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives (b)	Adjusted Results
Three Months Ended January 3, 2015 (13 Weeks)
Total Net Sales	$398,574		$398,574
KATE SPADE North America	326,745		326,745
KATE SPADE International	60,070		60,070
Adelington Design Group	11,759		11,759

Gross Profit	230,224		230,224

SG&A	181,767	$(4,637)	177,130

Impairment of Intangible Asset	1,533	(1,533)	-

Operating Income	$46,924	$6,170	$53,094

Other expense, net	(2,316)		(2,316)
Interest expense, net	(1,993)		(1,993)
(Benefit) provision for income taxes (c)	(83,879)	101,559	17,680
Income from Continuing Operations	$126,494	$(95,389)	$31,105

Basic Earnings per Common Share from Continuing Operations	$0.99		$0.24
Diluted Earnings per Common Share from Continuing Operations (d)	$0.99		$0.24

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$53,094
Depreciation and amortization, asset impairments and losses on asset disposals, net (e)			19,632
Share-based compensation, net (f)			5,440
Other expense, net (g)			(1,490)
Adjusted EBITDA			$76,676

KATE SPADE North America			$73,395
KATE SPADE International (h)			729
Adelington Design Group			3,072
Other (i)			(520)
Adjusted EBITDA			$76,676

_______________

(a)         Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)        Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $6,973 and (ii) store closure, other brand-exiting and acquisition related credits of ($2,336).

(c)         Adjusted amount represents adjusted pretax income multiplied by a normalized tax rate of 40.0%, less $1.8 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(d)        Adjusted diluted earnings per share for the three months ended January 3, 2015 are based on 127,741 shares outstanding.

(e)         Excludes amortization included in Interest expense, net.

(f)          Excludes $0.1 million of share-based compensation expense that was classified as restructuring.

(g)         Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $826.

(h)        Includes equity in the losses of equity method investee of $1,225.

(i)          Amount includes ($255) principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations and Other expense, net, above, net of foreign currency transaction adjustment of $826 and equity in the losses of equity method investee of $1,225.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives and JV Termination Fee (b)	Adjusted Results	Results of Wind-Down Operations (c)	Adjusted Results (Excluding Wind- Down Operations) (d)
Twelve Months Ended January 2, 2016 (52 Weeks)
Total Net Sales	$1,242,720		$1,242,720	$(27,309)	$1,215,411
KATE SPADE North America	1,031,123		1,031,123	(12,891)	1,018,232
KATE SPADE International	188,151		188,151	(12,701)	175,450
Adelington Design Group	23,446		23,446	(1,717)	21,729

Gross Profit	754,107		754,107	(11,389)	742,718

SG&A	687,709	$(61,317)	626,392	(15,066)	611,326

Operating Income	$66,398	$61,317	$127,715	$3,677	$131,392

Other expense, net	(11,137)	5,830	(5,307)		(5,307)
Loss on settlement of note receivable	(9,873)	9,873	-		-
Interest expense, net	(19,152)		(19,152)		(19,152)
Provision for income taxes (e)	4,528	37,412	41,940	1,471	43,411
Income from Continuing Operations	$21,708	$39,608	$61,316	$2,206	$63,522

Basic Earnings per Common Share from Continuing Operations	$0.17		$0.48		$0.50
Diluted Earnings per Common Share from Continuing Operations (f)	$0.17		$0.48		$0.50

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$127,715	$3,677	$131,392
Depreciation and amortization, asset impairments and losses on asset disposals, net (g)			51,699	(550)	51,149
Share-based compensation, net (h)			25,271		25,271
Other expense, net (i)			(4,910)		(4,910)
Adjusted EBITDA			$199,775	$3,127	$202,902

KATE SPADE North America			$177,593	$3,074	$180,667
KATE SPADE International (j)			17,697	646	18,343
Adelington Design Group			4,523	(593)	3,930
Other (k)			(38)		(38)
Adjusted EBITDA			$199,775	$3,127	$202,902

_______________

(a)            Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)            Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $35,395; (ii) store closure, other brand-exiting and acquisition related credits of $(78); and (iii) a $26,000 charge related to the termination of certain contracts with the Company’s former joint venture partner in China.

(c)            Represents adjustments to remove the adjusted results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(d)            Represents the adjusted results of the Company excluding the results of KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands.  This is presented in order to provide adjusted results on the same basis as the Company’s 2015 guidance.

(e)            Adjusted amounts represent adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.6 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(f)             Adjusted diluted earnings per share for the twelve months ended January 2, 2016 are based on 128,222 shares outstanding.

(g)            Excludes amortization included in Interest expense, net.

(h)            Excludes $0.3 million of share-based compensation expense that was classified as restructuring.

(i)             Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $4,405 and restructuring charges of $1,822 included in equity in the losses of equity method investees.

(j)             Amounts include equity in the adjusted losses of equity method investees of $4,872.

(k)            Amount is reported Other expense, net as shown above, net of foreign currency transaction adjustment of $4,405 and equity in the losses of equity method investees of $6,694.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per share data)

	Reported (a)	Streamlining Initiatives and Loss on Extinguishment of Debt (b)	Adjusted Results
Twelve Months Ended January 3, 2015 (53 Weeks)
Total Net Sales	$1,138,603		$1,138,603
KATE SPADE North America	891,766		891,766
KATE SPADE International	213,582		213,582
Adelington Design Group	33,255		33,255

Gross Profit	680,271		680,271

SG&A	645,266	$(40,153)	605,113

Impairment of Intangible Asset	1,533	(1,533)	-

Operating Income	$33,472	$41,686	$75,158

Other expense, net	(4,033)	-	(4,033)
Loss on extinguishment of debt	(16,914)	16,914	-
Interest expense, net (c)	(20,178)	2,302	(17,876)
(Benefit) provision for income taxes (d)	(84,379)	105,984	21,605
Income from Continuing Operations	$76,726	$(45,082)	$31,644

Basic Earnings per Common Share from Continuing Operations	$0.61		$0.25
Diluted Earnings per Common Share from Continuing Operations (e)	$0.60		$0.25

Reconciliation of Adjusted EBITDA:
Adjusted operating income, per above			$75,158
Depreciation and amortization, asset impairments and losses on asset disposals, net (f)			54,403
Share-based compensation, net (g)			19,993
Other expense, net (h)			(2,592)
Adjusted EBITDA			$146,962

KATE SPADE North America			$143,009
KATE SPADE International (i)			810
Adelington Design Group			4,092
Other (j)			(949)
Adjusted EBITDA			$146,962

_______________

(a)         Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)        Represents charges due to streamlining initiatives comprised of: (i) payroll, contract termination costs, asset write-downs and other costs of $41,952; (ii) store closure, other brand-exiting and acquisition related credits of $(2,501) and (iii) a non-cash write-off of debt issuance costs included in SG&A of $702.

(c)         Adjustment reflects a non-cash write-off of debt issuance costs associated with the amended and restated revolving credit facility for the twelve months ended January 3, 2015.

(d)        Adjusted amount represents adjusted pretax income multiplied by a normalized tax rate of 40.0%, plus $0.3 million for interest and penalties on uncertain tax positions. The normalized tax rate was derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(e)         Adjusted diluted earnings per share are based on 127,019 shares outstanding.

(f)          Excludes amortization included in Interest expense, net.

(g)         Excludes $17.3 million of share-based compensation expense that was classified as restructuring.

(h)        Amount is Other expense, net as shown above, net of foreign currency transaction adjustment of $1,441.

(i)          Includes equity in the losses of equity method investee of $2,583.

(j)          Amount includes ($940) principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations and Other expense, net, above, net of foreign currency transaction adjustment of $1,441 and equity in the losses of equity method investee of $2,583.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP NET SALES INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations (a) in 2015 and to Net Sales excluding wind-down operations and adjusting for the impacts of changes in foreign currency exchange rates and strategic initiatives in 2014 (b).

	Three Months Ended
	January 2, 2016	January 3, 2015	Variance
	(13 Weeks)	(13 Weeks)	$	%
Total Company
Net Sales as reported	$428,958	$398,574	$30,384	7.6%
Less: Net sales for wind-down operations (a)	(1,153)	(20,342)
Net sales impact of strategic initiatives (b)	-	1,912
Foreign currency impact	-	(4,710)
Adjusted Net Sales	$427,805	$375,434	$52,371	13.9%

KATE SPADE North America
Net Sales as reported	$371,314	$326,745	$44,569	13.6%
Less: Net sales for wind-down operations (a)	89	(13,428)
Foreign currency impact	-	(2,520)
North America quality of sale initiatives	-	12,500
Adjusted Net Sales	$371,403	$323,297	$48,106	14.9%

KATE SPADE International
Net Sales as reported	$52,095	$60,070	$(7,975)	-13.3%
Less: Net sales for wind-down operations (a)	(1,242)	(4,455)
Net sales impact of strategic initiatives	-	(10,588)
Foreign currency impact	-	(2,190)
Adjusted Net Sales	$50,853	$42,837	$8,016	18.7%

Adelington Design Group
Net Sales as reported	$5,549	$11,759	$(6,210)	-52.8%
Less: Net sales for wind-down operations (a)	-	(2,459)
Adjusted Net Sales	$5,549	$9,300	$(3,751)	-40.3%

(a)                        Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)                        Represents the estimated impact on net sales of strategic initiatives announced in 2015, including the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture and North America quality of sale initiatives.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP NET SALES INFORMATION

(Dollars in thousands)

The following table provides reconciliations of Net Sales as reported to Net Sales excluding wind-down operations (a) in 2015 and to Net Sales excluding wind-down operations and adjusting for the impacts of the 53rd week, changes in foreign currency exchange rates and strategic initiatives in 2014 (b).

	Twelve Months Ended
	January 2, 2016	January 3, 2015	Variance
	(52 Weeks)	(53 Weeks)	$	%
Total Company
Net Sales as reported	$1,242,720	$1,138,603	$104,117	9.1%
Less: Net sales for wind-down operations (a)	(27,309)	(60,879)
Net sales impact of strategic initiatives (b)	-	(25,614)
Additional week in 2014	-	(17,900)
Foreign currency impact	-	(26,802)
Adjusted Net Sales	$1,215,411	$1,007,408	$208,003	20.6%

KATE SPADE North America
Net Sales as reported	$1,031,123	$891,766	$139,357	15.6%
Less: Net sales for wind-down operations (a)	(12,891)	(36,228)
Additional week in 2014	-	(13,973)
Foreign currency impact	-	(6,914)
North America quality of sale initiatives	-	2,548
Adjusted Net Sales	$1,018,232	$837,199	$181,033	21.6%

KATE SPADE International
Net Sales as reported	$188,151	$213,582	$(25,431)	-11.9%
Less: Net sales for wind-down operations (a)	(12,701)	(15,287)
Net sales impact of strategic initiatives	-	(28,162)
Additional week in 2014	-	(3,927)
Foreign currency impact	-	(19,888)
Adjusted Net Sales	$175,450	$146,318	$29,132	19.9%

Adelington Design Group
Net Sales as reported	$23,446	$33,255	$(9,809)	-29.5%
Less: Net sales for wind-down operations (a)	(1,717)	(9,364)
Adjusted Net Sales	$21,729	$23,891	$(2,162)	-9.0%

(a)                        Represents net sales for KATE SPADE SATURDAY, JACK SPADE brick and mortar, Kate Spade Brazil and Adelington Design Group exiting brands (Trifari, Trina Turk and Kensie).

(b)                        Represents the estimated impact on net sales of strategic initiatives announced in 2015, including the conversion of the Hong Kong, Macau and Taiwan territories to a joint venture and North America quality of sale initiatives.